Exhibit 99.1

October 31, 2014

On behalf of Unilife Corporation (“Unilife” or “the Company”) (NASDAQ: UNIS; ASX: UNS), I am pleased to attach the Appendix 4C Quarterly Report for the First Fiscal Quarter of 2015 ended September 30, 2014.

An earnings call where Unilife management and I will discuss the financial results for the First Fiscal Quarter of 2015 and provide an update on other business activities, including existing and new customer contracts, has been scheduled to occur on Monday, November 10, 2014, from 4:30 p.m. U.S. Eastern Time (Tuesday, November 11, 2014 from 8:30 a.m. Australian Eastern Time). Key highlights from this consolidated statement of cash flow for the First Fiscal Quarter of 2015 include:

•	The overall net operating cash flow (loss) was $13.6 million, an improvement of 32% compared to the previous quarter ended June 30, 2014.

•	Cash receipts from customers decreased slightly compared to the previous quarter due to fluctuations in the timing of payment for certain active customer programs. Due to variances in how revenue is recognized, Unilife expects that revenue for the First Fiscal Quarter of 2015 will be in line with previous statements.

•	Staff costs were $5.2 million, a decrease of $3.1 million or 37%, compared to the previous quarter, despite total staff employed by the Company increasing during the period to support new and existing customer programs.

•	R&D costs were $5.3 million, a decrease of $1.3 million or 20%, compared to the previous quarter, reflecting previous statements regarding an expected moderation in R&D investment.

•	The net investing cash flow was $3.2 million, which is $5.6 million or 63.5% lower than the previous quarter when the Company accelerated scheduled investments in manufacturing capacity and facilities to support increasing demand from new and existing customers.

•	Since the end of the First Fiscal Quarter of 2015, the Company has received additional cash receipts from customers. It also received an incremental $10 million under its debt financing agreement with OrbiMed on October 1, 2014, with an additional $10 million tranche anticipated to be funded shortly.

We also wish to take this opportunity to remind all eligible shareholders to vote prior to deadlines for the Annual General Meeting to be held in New York City on November 13, 2014. As a Delaware corporation, a minimum one-third of outstanding shares of common stock must be present or represented by proxy in order for the meeting to be valid. The Board recommends voting FOR all proposals to support the Company as it continues to execute on its strategy and build shareholder value.

Yours sincerely

Alan Shortall

Chairman and Chief Executive Officer

Forward-Looking Statements

This press release contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K and those described from time to time in other reports which we file with the Securities and Exchange Commission.

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Rule 4.7B

Appendix 4C

Quarterly report

for entities admitted

on the basis of commitments

Introduced 31/3/2000. Amended 24/10/2005

Name of entity

UNILIFE CORPORATION

ARBN	Quarter ended (“current quarter”)

141 042 757	30 September 14

    Consolidated statement of cash flows

Cash flows related to operating activities		Current quarter $US’000	Year to date (3 months) $US’000
1.1	Receipts from customers	936	936
1.2	Payments for (a) staff costs (b) advertising and marketing (c) research and development (d) leased assets (e) other working capital	(5,240) (18) (5,345) (155) (2,476)	(5,240) (18) (5,345) (155) (2,476)

1.3	Dividends received	-	-
1.4	Interest and other items of a similar nature received	3	3
1.5	Interest and other costs of finance paid	(1,273)	(1,273)
1.6	Income taxes paid	-	-
1.7	Other (provide details if material)	-	-
	Net operating cash flows	(13,568)	(13,568)

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

		Current quarter $US’000	Year to date (3 months) $US’000
1.8	Net operating cash flows (carried forward)	(13,568)	(13,568)

	Cash flows related to investing activities
1.9	Payment for acquisition of: (a) businesses (item 5) (b) equity investments (c) intellectual property (d) physical non-current assets (e) other non-current assets	- - - (3,204) -	- - - (3,204) -
1.10	Proceeds from disposal of: (a) businesses (item 5) (b) equity investments (c) intellectual property (d) physical non-current assets (e) other non-current assets	- - - - -	- - - - -

1.11	Loans to other entities	-	-
1.12	Loans repaid by other entities	-	-
1.13	Other (provide details if material)	-	-

	Net investing cash flows	(3,204)	(3,204)
1.14	Total operating and investing cash flows	(16,772)	(16,772)

	Cash flows related to financing activities
1.15	Proceeds from issues of shares, options, etc	12,401	12,401
1.16	Proceeds from sale of forfeited shares	-	-
1.17	Proceeds from borrowings	-	-
1.18	Repayment of borrowings	(157)	(157)
1.19	Dividends paid	-	-
1.20	Other (provide details if material)	-	-

	Net financing cash flows	12,244	12,244

	Net increase in cash held	(4,528)	(4,528)

1.21	Cash at beginning of quarter/year to date	10,838	10,838
1.22	Exchange rate adjustments	9	9

1.23	Cash at end of quarter (note 1)	6,319	6,319

+ See chapter 19 for defined terms.

Appendix 4C Page 2	30/9/2001

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

		Current quarter $US’000

1.24	Aggregate amount of payments to the parties included in item 1.2	254

1.25	Aggregate amount of loans to the parties included in item 1.11	-

1.26	Explanation necessary for an understanding of the transactions

Included in the above is directors’ fees and executive director’s remuneration ($200K); and fees to a company associated with a director that is providing company secretarial, accounting and administrative services in order to maintain compliance with Australian regulations ($54K).

Non-cash financing and investing activities

2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows

Nil during the quarter

2.2	Details of outlays made by other entities to establish or increase their share in businesses in which the reporting entity has an interest

Nil during the quarter

Financing facilities available

Add notes as necessary for an understanding of the position. (See AASB 1026 paragraph 12.2).

		Amount available $US’000	Amount used $US’000
3.1	Loan facilities	55,291	55,291
3.2	Credit standby arrangements	-	-

+ See chapter 19 for defined terms.

30/9/2001	Appendix 4C Page 3

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.		Current quarter $US’000	Previous quarter $US’000

4.1	Cash on hand and at bank	5,955	8,092

4.2	Deposits at call	364	2,746

4.3	Bank overdraft	-	-

4.4	Other (Term Deposit)	-	-

	Total: cash at end of quarter (item 1.23)	6,319	10,838

4.5	Explanation necessary for an understanding of the transactions

Restricted cash of $88 is included in 4.2 Deposits at call of $364 in the current quarter which fully secures a related borrowing.

Acquisitions and disposals of business entities

		Acquisitions (Item 1.9(a))	Disposals (Item 1.10(a))

5.1	Name of entity		-

5.2	Place of incorporation or registration		-

5.3	Consideration for acquisition or disposal		-

5.4	Total net assets		-

5.5	Nature of business		-

+ See chapter 19 for defined terms.

Appendix 4C Page 4	30/9/2001

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Compliance statement

1

This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act (except to the extent that information is not required because of note 2) or other standards acceptable to ASX.

2	This statement gives a true and fair view of the matters disclosed.

Sign here:		Date: 31 October 2014
(Director)

Print name:	Alan Shortall

+ See chapter 19 for defined terms.

30/9/2001	Appendix 4C Page 5

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Notes

1.

The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2.	The definitions in, and provisions of, AASB 1026: Statement of Cash Flows apply to this report except for the paragraphs of the Standard set out below.

•	6.2	- reconciliation of cash flows arising from operating activities to operating profit or loss
•	9.2	- itemised disclosure relating to acquisitions
•	9.4	- itemised disclosure relating to disposals
•	12.1(a)	- policy for classification of cash items
•	12.3	- disclosure of restrictions on use of cash
•	13.1	- comparative information

3.

Accounting Standards. ASX will accept, for example, the use of International Accounting Standards for foreign entities. If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

+ See chapter 19 for defined terms.

Appendix 4C Page 6	30/9/2001